Exhibit 2

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH PORTIONS ARE DESIGNATED "[*****]".

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASES

         This SETTLEMENT AGREEMENT AND MUTUAL RELEASES (the "Agreement") is entered into by and among ESPERION THERAPEUTICS, INC., a Delaware corporation ("Esperion"), DURUS LIFE SCIENCES MASTER FUND, LTD., a Cayman Islands company (the "Fund"), SCOTT SACANE, a Connecticut resident ("Sacane"), DURUS CAPITAL MANAGEMENT, LLC, a Delaware limited liability company ("Durus"), and DURUS CAPITAL MANAGEMENT (N.A.), LLC, a Delaware limited liability company ("Durus N.A.") (collectively, the "Parties" and, singularly, a "Party").

         WHEREAS, the Fund has been a beneficial owner of 10% or more of the outstanding shares of Esperion's common stock (the "Common Stock") since June 17, 2002, was a beneficial owner of 10% or more of the Common Stock during the period from June 17, 2002 through July 24, 2003, and during such period engaged in the purchase and sale transactions in the Common Stock described in EXHIBIT A attached hereto (the "Subject Transactions");

         WHEREAS, the Subject Transactions have resulted in liability of one or more of the Fund, Sacane, Durus and Durus N.A. to Esperion under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         WHEREAS, on August 25, 2003, Esperion filed a lawsuit (the "Complaint") in the United States District Court, District of Connecticut (the "Court"), against the Fund, Sacane, Durus and Durus N.A., Case No. 03: CV-1437 (SRU) (the "Litigation"), seeking, among other things, disgorgement of profits pursuant to
Section 16(b) of the Exchange Act (the "Section 16(b) Liability");

         WHEREAS, the Fund, Sacane, Durus and Durus N.A., on the one hand, and Esperion, on the other hand, desire in this Agreement to fully and finally settle, resolve and specifically release each other from all claims arising out of or relating to the Subject Transactions on the terms set forth below, [*****];

         WHEREAS, the Fund presently owns 9,370,000 shares of Common Stock (the "Existing Shares"), which are subject to a certain Voting and Transfer Restriction Agreement, dated July 29, 2003, by and among Esperion, Sacane, Durus and Durus N.A. (the "Standstill Agreement") (a copy of which is attached hereto as EXHIBIT B);

         WHEREAS, the Parties agree that it is appropriate for the Fund to be free to tender the Existing Shares pursuant to the tender offer for Common Stock (as such tender offer may be extended or otherwise amended from time to time, the "Tender Offer") recently announced by Pfizer Inc. pursuant to the provisions of the Agreement and Plan of Merger by and among Pfizer Inc., Enzo Acquisition Corp. and Esperion dated as of December 19, 2003 (as such agreement may be amended from time to time, the "Merger Agreement") and/or to distribute any or all of the Existing Shares to the Master Fund's underlying investors; and

         WHEREAS, as part of this Agreement, in light of the good-faith negotiations between and among Esperion, the Fund, Sacane, Durus and Durus N.A., which have significantly curtailed the time and expense of the Litigation, Esperion, on one hand, and the Fund, Sacane, Durus and Durus N.A., on the other hand, have also resolved and compromised any claims that Esperion may have against the Fund, Sacane, Durus and Durus N.A. for additional relief, including, but not limited to, prejudgment interest, attorneys' fees, and equitable relief, arising out of or relating to the Subject Transactions.

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, it is hereby agreed by and among the Parties as follows:

1. APPROVAL OF AGREEMENT AND DISMISSAL WITH PREJUDICE OF THE COMPLAINT AGAINST ALL OF THE DEFENDANTS. The Parties agree to take all reasonable steps necessary to obtain Court approval of this Agreement as promptly as possible. In addition, Esperion hereby agrees to seek, and the Parties agree to take all reasonable steps to obtain as promptly as possible, Court approval of the dismissal of the Complaint with prejudice by filing a Stipulation of Dismissal (the "Stipulation of Dismissal") substantially in the form attached hereto as EXHIBIT C.

2. SETTLEMENT OBLIGATIONS. Within five (5) business days after the filing of the Stipulation of Dismissal, the Fund hereby agrees to deposit [*****] the sum of $32,204,404.29, plus interest calculated [*****] (the "Settlement
Fund"). Within five (5) business days after the Effective Date (as defined in paragraph 20 below), the Fund hereby agrees to cause the Settlement Fund plus all accrued interest thereon to be paid to Esperion. [*****] The obligations set forth in this paragraph together with the Fund's other obligations and those of Sacane, Durus and Durus N. A. hereunder may be referred to as the "Settlement Obligations."

3. ESPERION'S CONSENT TO PERMIT THE FUND TO TENDER AND/OR DISTRIBUTE THE EXISTING SHARES. Pursuant to Section 4.01 of the Standstill Agreement, Esperion hereby irrevocably and unconditionally consents to (i) the tender of the Existing Shares in connection with the Tender Offer and to the sale of the Existing Shares pursuant thereto or pursuant to any transaction under the Merger Agreement, and/or (ii) the distribution of any or all of the Existing Shares by the Master Fund to its shareholders, Durus Life Sciences Fund, LLC (the "Domestic Fund") and Durus Life Sciences International Fund Ltd. (the "Offshore Fund"), and the subsequent (a) tender of any or all of the Existing Shares by the Domestic Fund and/or the Offshore Fund in connection with the Tender Offer and to the sale of any or all of the Existing Shares pursuant thereto or pursuant to any transaction under the Merger Agreement and/or (b) distribution of any or all of the Existing Shares by the Domestic Fund to its members and/or by the Offshore Fund to its shareholders, who shall hold and may dispose of such Existing Shares free of the terms of the Standstill Agreement; provided, however, that any such tender or distribution by the Master Fund shall not occur prior to January 23, 2004.

4. NO ASSIGNMENT. The Parties represent and warrant that they have not assigned, transferred or conveyed to any other person or entity any claim or portion thereof or interest therein relating to any of the matters that are the subject of this Agreement, except to the extent that the execution by Esperion of the Merger Agreement may constitute such an assignment, transfer or conveyance.

5.      SPECIFIC RELEASE OF THE FUND, SACANE, DURUS AND DURUS N.A. [*****]

6.      SPECIFIC RELEASE OF ESPERION. [*****]

7.      EXTINGUISHMENT OF ALL CLAIMS. [*****]

8. REPRESENTATIONS. The Fund represents that as of the date of this Agreement the Fund has made all required filings under Sections 13(d) and 16(a) of the Exchange Act with respect to the Common Stock and any and all other equity securities of Esperion (the "SEC Filings"), and that such SEC Filings have reported all transactions required to be reported by the Fund in the Common Stock and any and all other equity securities of Esperion, including derivative securities; that such transactions constitute the Subject Transactions; and that the information contained in such SEC Filings regarding the Subject Transactions is complete and accurate in all material respects.

9. WARRANTY OF CAPACITY TO EXECUTE AGREEMENT. The Parties represent and warrant that they have the legal power and authority to enter into and bind the Parties to the terms and conditions contained in this Agreement.

10. VOLUNTARY AND KNOWING EXECUTION OF AGREEMENT. The Parties acknowledge that, before executing this Agreement, they have been advised to consult with counsel, have been given the opportunity to consult with counsel, have in fact sought and received advice from counsel of their own choosing, and have been fully advised of their rights under law. The Parties further acknowledge that they have reviewed this Agreement in its entirety, understand it and voluntarily execute it.

11.     LIMITED RELEASE. [*****]

12. CONSTRUCTION. The Parties agree that, in the event of any dispute concerning the interpretation or construction of this Agreement, no presumption shall exist with respect to the Party initially drafting the Agreement. All Parties agree that they have had ample opportunity to influence the choice of language and the terms in this Agreement.

13. SUFFICIENCY OF CONSIDERATION. Other than the satisfaction of the Settlement Obligations and the other terms set forth in this Agreement, the Fund, Sacane, Durus and Durus N.A., on the one hand, and Esperion, on the other hand, each acknowledge and agree that no additional consideration is required or owing to the other arising out of or relating to the Subject Transactions, and that sufficient consideration has passed between them by virtue of this Agreement to render this Agreement, including the releases herein, valid and enforceable.

14. DUTY TO EFFECTUATE. The Parties agree to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purposes of this Agreement.

15. ENTIRE AGREEMENT. Except for those agreements expressly referenced herein, this Agreement constitutes the complete, final and exclusive embodiment of the entire agreement among the Parties with regard to the subject matter hereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained or referenced herein. The Agreement may not be modified except in a writing signed by the Party to be charged.

16. HEIRS, SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each Party, and inure to the benefit of each Party, its heirs, personal representatives, successors, assigns, executors and administrators.

17. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware without giving effect to the conflicts or choice of law provisions thereof.

18. SEVERABILITY. If any provision of this Agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, and the provision in question shall be modified so as to be rendered valid and enforceable.

19. ENFORCEMENT ACCORDING TO TERMS. The Parties intend this Agreement to be enforced according to its terms. Nothing in this Agreement shall be construed to give any rights to any third parties to enforce the terms of this Agreement, except that third parties who are intended beneficiaries of the release of claims against them contained in paragraphs 5 and 6 hereof shall be entitled to enforce such releases.

20. EFFECTIVE DATE. The "Effective Date" means the date on which the Court's order, following such notice and hearing as the Court may direct, approving the Stipulation of Dismissal (the "Order") becomes Final. "Final" means the later of: (i) if there is no appeal, then the expiration of the time for the filing or noticing of any appeal from the Order (I.E., 30 days from entry of the Order); or (ii) if there is an appeal, then the date on which the Stipulation of Dismissal, which has not been altered, amended or modified in any respect by any court without the express written consent of the Parties, is no longer subject to any further judicial review or appeal whatsoever, whether by reason of affirmance by a court of last resort, lapse of time, voluntary dismissal of the appeal or otherwise. For purposes of this paragraph, an "appeal" shall include any request for reargument or reconsideration or petition for a writ of certiorari or other writ or request by a stockholder of Esperion to contest the terms of this Agreement that may be filed or submitted in connection with approval or disapproval of this Agreement, or any appeal therefrom.

21. WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by a written instrument signed by the Party charged with the waiver or estoppel; no written waiver shall be deemed a continuing waiver unless specifically stated therein; and the written waiver shall operate only as to the specific term or condition waived, and not for the future or as to any other act than that specifically waived.

22. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one Party, but all signed counterparts taken together shall constitute one and the same instrument. A facsimile signature shall be deemed as valid as an original signature.

23. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

24. PRESS RELEASE DISCLOSURE. Prior to issuing any press release concerning this Agreement and/or the Subject Transactions, the Party proposing to make such press release shall provide an advance copy to the other Parties and shall obtain the consent of the other Parties, which shall not be withheld unreasonably, to issue such press release.

        IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed as follows:

ESPERION THERAPEUTICS, INC.

By:    /s/ Tim Mayleben
   --------------------------------------------------

Name:  Tim Mayleben
     ------------------------------------------------

Title: Chief Operating Officer & CFO
      -----------------------------------------------

Date:  1-07-04
     ------------------------------------------------

DURUS LIFE SCIENCES MASTER FUND, LTD.

By:    /s/ Leslie L. Lake
   --------------------------------------------------

Name:  Leslie L. Lake
     ------------------------------------------------

Title: Director
      -----------------------------------------------

Date:  01/07/04
     ------------------------------------------------


SCOTT SACANE

By:    /s/ Scott Sacane
   --------------------------------------------------

Name:  Scott Sacane
     ------------------------------------------------

Title: Managing Member
      -----------------------------------------------

Date:  01/07/04
     ------------------------------------------------


DURUS CAPITAL MANAGEMENT, LLC

By:    /s/ Scott Sacane
   --------------------------------------------------

Name:  Scott Sacane
     ------------------------------------------------

Title: Managing Member
      -----------------------------------------------

Date:  01/07/04
     ------------------------------------------------


DURUS CAPITAL MANAGEMENT (N.A.), LLC

By:    /s/ Scott Sacane
   --------------------------------------------------

Name:  Scott Sacane
     ------------------------------------------------

Title: Managing Member
      -----------------------------------------------

Date:  01/07/04
     ------------------------------------------------